                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [|X|] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                SteelCloud, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):

          [X]  No fee required.

          [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1).

          1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
          2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
          4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
          5)   Total fee paid:

--------------------------------------------------------------------------------
          [ ]   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

--------------------------------------------------------------------------------
          2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
          3)   Filing Party:

--------------------------------------------------------------------------------
          4)   Date Filed:

--------------------------------------------------------------------------------

                                STEELCLOUD, INC.
                                1306 Squire Court
                             Dulles, Virginia 20166


Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of SteelCloud, Inc., a Virginia corporation (the "Company") to be held at 10:00 a.m. on May 15, 2002 (the "Annual Meeting"), at its principal executive offices located at 1306 Squire Court, Dulles, Virginia. A Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card are enclosed for your review. All holders of shares of common stock of the Company as of the close of business on March 15, 2002 (the record date), are entitled to notice of, and to vote at, the Annual Meeting.

The business of the Annual Meeting is to: (i) elect two persons to serve as Class I directors of the Company for a term of three years; (ii) approve an amendment to the Company's existing Stock Option Plan to increase the number of shares of common stock issuable upon exercise of options granted pursuant to the Stock Option Plan from 2,500,000 to 2,650,000; (iii) approve the adoption of the 2002 Stock Option Plan authorizing 750,000 shares of common stock issuable upon exercise of options granted under the Stock Option Plan, (iv) approve the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending October 31, 2002, and (v) consider and transact such other business as may properly and lawfully come before the Annual Meeting.

While shareholders may exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

                                            Sincerely,

                                            /s/ Thomas P. Dunne

February 28, 2002                           Chairman and Chief Executive Officer

                                STEELCLOUD, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 2002
                    TO THE SHAREHOLDERS OF STEELCLOUD, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of SteelCloud, Inc. (the "Company"), will be held at 10:00 a.m. on May 15, 2002, at the principal executive offices of the Company located at 1306 Squire Court, Dulles, Virginia 20166, for the following purposes:

          1. To elect two Class I directors to serve for the following three years and until their successors are duly elected and qualified;

          2. To approve an amendment to the SteelCloud, Inc. (formerly Dunn Computer Corporation) 1997 Stock Option Plan to increase the number of shares of the Company's common stock available for issuance under the plan from 2,500,000 to 2,650,000;

          3. To approve the adoption of the 2002 Stock Option Plan authorizing 750,000 shares of common stock available for issuance under the plan;

          4. To approve the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending October 31, 2002;

          5. To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment thereof.

All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 15, 2002, as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock on the record date are entitled to vote at the meeting. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at the above address.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and to vote in person. You may revoke your proxy at any time before it is voted by notifying Continental Stock Transfer & Trust Company in writing before the meeting, or by executing a subsequent proxy, which revokes your previously executed proxy. The address for the Continental Stock Transfer & Trust Company is 17 Battery Place, New York, New York 10004.

WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                            By Order of the Board of Directors
February 28, 2002                           /s/ Thomas P. Dunne
Dulles, Virginia                            Chairman and Chief Executive Officer

                                     [LOGO]

                                   STEELCLOUD
                      transforming technology into results


                         Annual Meeting of Shareholders
                                  May 15, 2002

               --------------------------------------------------

                                 PROXY STATEMENT

               --------------------------------------------------


The enclosed proxy is solicited on behalf of the Board of Directors of SteelCloud, Inc. (the "Company") for the annual meeting of shareholders (the "Annual Meeting") to be held at 10:00 a.m. on May 15, 2002 at the Company's headquarters, located at 1306 Squire Court, Dulles, Virginia 20166, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. These proxy solicitation materials were mailed on or about March 20, 2002 to all shareholders entitled to vote at the meeting.

                               GENERAL INFORMATION

Record Date; Outstanding Shares

Only shareholders of record at the close of business on March 15, 2002 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of February 28, 2002 consisted of 10,284,876 shares of common stock, $.001 par value. For information regarding stock ownership by management and holders of more than 5% of the outstanding common stock, see "Securities Ownership of Certain Beneficial Owners and Management."

Voting of Proxies and Revocability

All shares presented by properly executed proxies will be voted in accordance with the specifications on the proxy. IF NO SUCH SPECIFICATIONS ARE MADE ON AN EXECUTED PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINESS FOR DIRECTORS LISTED UNDER THE CAPTION "ELECTION OF DIRECTORS"; FOR THE APPROVAL TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE 1997 STOCK OPTION PLAN FROM 2,500,000 TO 2,650,000; FOR THE APPROVAL OF THE 2002 STOCK OPTION PLAN; AND FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED OCTOBER 31, 2002. A stockholder who has given a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving written notice thereof prior to the meeting to the Company's transfer agent, Continental Stock Transfer & Trust Company, or by signing and returning a later dated proxy, or by voting in person at the meeting. Sending in a signed proxy will not affect a stockholder's right to attend the meeting and vote in person. However, mere attendance at the meeting will not, in and of itself, have the effect of revoking the proxy.

The Company has not received any shareholder proposals for inclusion in this proxy statement. If any other matter or matters are properly presented for action at the meeting, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

Required Vote

The holder of each outstanding share of common stock as of the record date is entitled to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of directors, the holder of each outstanding share of common stock as of the record date is entitled to one vote for as many persons as there are directors to be elected, however shareholders do not have a right to cumulate their votes for directors. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of common stock present in person or by proxy and actually voting at the meeting. The affirmative vote of a majority of shares of common stock of the Company voted at the meeting in person or by proxy is required for any matter that may properly come before the meeting.

THE MATTERS TO BE CONSIDERED AT THE MEETING ARE OF GREAT IMPORTANCE AND THE SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy, or electronic mail. We have hired Continental Stock Transfer & Trust Company to assist in the solicitation process. The Company estimates the cost of solicitation to be $1,800.00.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of common stock will constitute a quorum. Shares represented by a proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" such matter. "Broker non-votes" (i.e. where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

Deadline for Receipt of Stockholder Proposals

Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2002 annual meeting must be received by the Company no later than February 15, 2003 in order to be included in the proxy statement and form of proxy relating to that meeting. Any such proposal should be addressed to the Company's Chief Financial Officer and delivered to the Company's principal executive offices at 1306 Squire Court, Dulles, Virginia 20166.

Annual Report

The Company's Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended October 31, 2001, is enclosed with this Proxy Statement. The Annual Report contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and should not be considered to be part of the proxy soliciting materials.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)
General

The Directors of the Company are divided into three classes with staggered terms. Two Directors, the Class I Directors, were elected at the 1999 Annual Meeting to serve three-year terms and until their successors are elected and duly qualified. Two Directors, the Class II Directors, were elected at the 2000 Annual Meeting to serve three year terms. Five Directors, one Class I Director, one Class II Director and three Class III Directors, were elected at the 2001 Annual Meeting. Jay Kaplowitz and Richard Prins, have been nominated by the Board of Directors for re-election to the Board of Directors as Class I Directors at the 2001 Annual Meeting. Unless authorization is withheld, the persons named, as proxies will vote FOR the election of the nominees of the Board of Directors named above. Each nominee has agreed to serve if elected. In the event that any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other person as the Board of Directors may designate.

In fiscal year 2001, the Board of Directors met 8 times. All directors attended at least 75% of the meetings.

Shareholder Vote Required

The affirmative vote of a plurality of shares of common stock present in person or by proxy at the Annual Meeting will be required to approve the appointment of each director.

         The Board of Directors recommends that shareholders vote "For" each of the Nominees.

Directors and Executive Officers

Set forth below is certain information regarding the directors, including the nominees, and executive officers of the Company:


Name                                       Age      Position

Thomas P. Dunne                     59    Chairman of the Board, Chief Executive
                                          Officer, Class III Director


Edward Spear                        54    President, Chief Operating Officer,
                                          Class III Director


Kevin M. Murphy                     30    Vice President, Finance &
                                          Administration, Assistant Secretary

Brian Hajost                        44    Executive Vice President

Jay Kaplowitz                       55    Class I Director (nominee)


Richard Prins                       44    Class I Director (nominee)


James Bruno                         65    Class II Director


VADM E. A. Burkhalter, Jr. USN      72    Class II Director


Benjamin Krieger                    64    Class III Director


All Directors are elected to staggered three-year terms. Each Director holds office until a successor is elected and qualified unless the Director dies, resigns, or is removed from office. Executive officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors. There are currently seven Directors on the Company's Board of Directors. Set forth below is a biographical description of each Director and Officer of the Company:

Thomas P. Dunne has been Chairman and Chief Executive Officer of SteelCloud, Inc. since he founded the Company in 1987. From 1982 to 1987, Mr. Dunne was the Director of Sales of Syntrex, Inc., a corporation that supplies computer hardware and software to the legal profession. Prior thereto, Mr. Dunne spent 12 years with the computer division of Perkin Elmer Corporation, where he held several positions, including Director of North American Sales. Mr. Dunne also served in the United States Army for two years where he was a Senior Instructor with the Army Electronics Command.

Edward Spear has been President, Chief Operating Officer and a Class III Director of the Company since September 2000. Prior to his current position he held various positions within Operations for the Company since 1995. From 1992 to 1994 Mr. Spear owned and operated his own retail business. From 1989 to 1992, Mr. Spear was Vice President of Operations for NRM Steelastic, a company engaged in the manufacture of capital equipment. Prior thereto, Mr. Spear was Vice President of C3, Inc., a federal computer systems integrating company, which he joined in 1974.

Kevin M. Murphy has been Vice President of Finance and Administration and Assistant Secretary of the Company since May 2000. Prior to his current position, Mr. Murphy served as Chief Accounting Officer and Controller of the Company. Prior thereto, Mr. Murphy was employed by the Company's independent accountants, Ernst & Young, LLP where he served as a manager in the audit practice. Mr. Murphy holds a Bachelor of Business Administration degree from James Madison University. He is also a Certified Public Accountant.

Brian H. Hajost has been Executive Vice President in charge of sales, marketing and investor relations since June 2001. Mr. Hajost has spent 23 years in high tech, the last 15 years in the enterprise software field. He has held various executive and management jobs with TREEV, CheckFree/SSI, Wang, GEISCO, and Docutel/Olivetti. Mr. Hajost graduated with a Bachelor of Science degree in Industrial Marketing from Miami University, Oxford, Ohio.

Jay M. Kaplowitz was appointed by the Board of Directors as a Class I Director in September 2000. Mr. Kaplowitz is a founding partner of the law firm Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, the Company's Securities Counsel in the United States. Mr. Kaplowitz has more than twenty-five years experience in corporate, banking and securities law. He has negotiated and structured numerous financial and business transactions and has extensive expertise in public and private equity and debt offerings. He received a JD from Boston University, and a BA from Brooklyn College, City University of New York.

Richard Prins was appointed by the Board of Directors in June 2001 to fill the vacancy created by the resignation of Claudia Dunne in June 2001. Mr. Prins has over 18 years experience in public and private equity related financings and mergers and acquisitions. He is currently Senior Vice President and the Director of Investment Banking at Ferris, Baker Watts, Inc. Prior to joining FBW in 1996, Mr. Prins served as Senior Vice President and Managing Director for the Investment Banking Division of Crestar Securities Corporation. Before joining Crestar in 1988, he spent five years with a leverage buyout group, The Tuscarora Corporation. He holds a Bachelor of Arts degree from Colgate University and a Master of Business Administration from Oral Roberts University. Mr. Prins currently serves on the Board of Directors of Startec Global Communications Corp. (NASDAQ: STGC) and Amphastar, Inc.

James Bruno has been a Class II Director of the Company since September 2000. Mr. Bruno was formerly President of Syntrex Corporation, prior to which he served as President of the Computer Division of Perkin Elmer Corporation. He had formerly served in various management positions with Electronic Associates, Inc. Mr Bruno has extensive experience in the computer industry, as well as corporate acquisitions. He has served as a consultant to SteelCloud, Inc. in 1998 and 1997.

Vice Admiral E. A. Burkhalter, Jr., USN (Ret.) has been a Class II Director of the Company since January 1997. Mr. Burkhalter is currently the President of Burkhalter Associates, Inc.; a consulting firm providing services in the areas of international and domestic strategy, management policy and technology applications, for both government and industry. Mr. Burkhalter spent 40 years as a member of the United Stated Navy, during which time he held several positions, including Director of Strategic Operations for the Chairman of the Joint Chiefs of Staff. He is currently the Chairman of the Attorney General's Policy Advisory Panel for Law Enforcement Technology, a member to the Defense Intelligence Agency Leadership Council. He is also a trustee of the US Naval Academy Foundation, and president of the Benedictine Foundation.

Benjamin Krieger Benjamin W. Krieger has been a Class III Director of the Company since September 1999. Mr. Krieger is currently a partner with WhiteKnight Solutions, LLC, a business consulting firm that specializes in acquisitions, divestitures and strategic alliances. Mr. Krieger was formerly a partner with Corporate Development International, an international company search firm, where he specialized in the pulp and paper, packaging, graphic arts and distribution industries. Prior to CDI, he was President, CEO and a Director of Ris Paper Company. Mr. Krieger began his career with the Mead Corporation where he was promoted through the Company during his 25 year tenure.

Committees of the Board

The Board of Directors has an Audit Committee (the "Audit Committee"), the members of which are James Bruno, VADM Burkhalter and Dick Prins. The Audit Committee is composed of independent directors, as defined under the applicable NASDAQ listing rule. The Audit Committee functions pursuant to a written charter which was adopted by the Board in fiscal 2001. The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, recommending to the Board of Directors the engagement or discharge of independent public accountants, reviewing the plan and results of the auditing engagement with the independent auditors of the Company and with the officers of the Company, reviewing with the officers of the Company the scope and nature of the Company's internal accounting controls and reporting to the Board of Directors on the Audit Committee's activities, conclusions and recommendations. During fiscal 2001, the Audit Committee met on three occasions.

The Board of Directors has a Compensation Committee (the "Compensation Committee"), the members of which are Thomas P. Dunne, Edward Spear, Jay Kaplowitz and James Bruno. The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, determining compensation packages for the Chief Executive Officer and the President and Chief Operating Officer of the Company, establishing salaries, bonuses and other compensation for the Company's executive officers and with administering the Company's 1997 Incentive Stock Option Plan (the "1997 Plan"), the Company's 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"), and recommending to the Board of Directors changes to such plans. The Compensation Committee met once during fiscal 2001.

The Board of Directors has an Executive Committee (the "Executive Committee"), the members of which are Thomas P. Dunne, Edward Spear and James Bruno. The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, recommending to the Board of Directors the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the nomination and selection of Board of Directors' candidates and committee members and rotation of committee members. In addition, the Executive Committee is responsible for establishing and implementing an annual evaluation process for the chief executive officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a chief executive officer succession plan and succession process. The Executive Committee met once during fiscal 2001.

Compensation of Directors

The Company has not paid and does not presently propose to pay, cash compensation to any Director for acting in such capacity, except for nominal sums for attending Board of Directors meetings and reimbursement for reasonable expenses in attending those meetings. In September 2000, the Company granted each of its outside Directors a stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $1.22 per share. The Company believes the exercise price of $1.22 per share was the fair market value at the time of the grants. In August 2001, the Company granted each of its outside Directors a stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $0.66 per share. The Company believes the exercise price of $0.66 per share was the fair market value at the time of the grants. All of the options granted to the outside directors were pursuant to the Company's 1997 Stock Option Plan described below.

Executive Compensation

The following table sets forth certain information regarding compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who were paid in excess of $100,000 ("Named Officers").

                           Summary Compensation Table

          Name and Principal Position                           Annual Compensation
    ---------------------------------------------------------------------------------------------------------
                                                                                            Number of Options
                                                   Year       Salary ($)      Bonus ($)          Granted
    ---------------------------------------------------------------------------------------------------------
    Thomas P. Dunne                                2001        $240,000           -0-             200,000
    Chairman and Chief Executive Officer           2000        $240,000           -0-                  -0-
                                                   1999        $240,000           -0-                  -0-
    ---------------------------------------------------------------------------------------------------------
    Edward Spear                                   2001        $200,000           -0-                  -0-
    President and Chief Operating Officer          2000        $200,000           -0-             200,000
                                                   1999        $135,000           -0-              15,000
    ---------------------------------------------------------------------------------------------------------
    Kevin M. Murphy                                2001        $125,000           -0-                  -0-
    Vice President, Finance and Administration     2000        $125,000           -0-              50,000
    Assistant Secretary                            1999        $50,217(1)         -0-                  -0-

         (1)      Commenced employment May 3, 1999.

                        Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted to each of the executives named in the Summary Compensation Table for the fiscal year ending October 31, 2001:

    ----------------------------------------------------------------------------------------------------------------
                            Number of     Percentage of
                              Shares         Total of                                  Potential Realizable Value at
                            Underlying   Options Granted    Exercise                   Assumed Annual Rates of Stock
                             Options       to Employees     price per    Expiration    Price Appreciation for Option
              Name           Granted     During Fiscal Year   share         Date                 Term (1)
    ----------------------------------------------------------------------------------------------------------------
                                                                                           5%                10%
    ----------------------------------------------------------------------------------------------------------------
    Thomas P. Dunne          200,000           22%            $.81        3/14/06         $8,000          $16,000

    Brian H. Hajost          250,000           28%            $.55        6/12/06         $6,875          $13,750

----------
(1) The amounts shown in these columns represent the potential realizable values using the options granted and the exercise price. The assumed rates of stock price appreciation are set by the Securities and Exchange Commission's executive compensation disclosure rules and are not intended to forecast appreciation of the Common Stock.

                          Fiscal Year-End Option Values

To date, no options have been exercised by the executives named in the Summary Compensation Table. The following table sets forth certain information concerning the number of shares covered by both exercisable and unexercisable stock options as of October 31, 2001. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of October 31, 2001.

------------------------------------------------------------------------------------------------------------
                         Number of Shares Subject to Unexercised Options    Value of In-the-Money Options at
                                         at Fiscal Year-End                       Fiscal Year End (1)
------------------------------------------------------------------------------------------------------------
            Name                  Exercisable           Unexercisable       Exercisable       Unexercisable
------------------------------------------------------------------------------------------------------------
Thomas P. Dunne                            0               200,000               --               $ 8,000

Edward Spear                         124,166                90,834               --                  --

Kevin M. Murphy                       59,167                15,833               --                  --

Brian H. Hajost                            0               250,000               --               $75,000

----------
(1) Based on the closing bid price of the Company's Common Stock of $.85 per share on October 31, 2001.


Employment Agreements

The Company has an employment agreement with Thomas P. Dunne. The agreement for Mr. Dunne has a term of three years commencing April 1997 and automatically renews for additional one year terms unless terminated by either the Company or the employee. The agreement provides for a $240,000 salary and a bonus at the discretion of the Company's Board of Directors. The bonus may not exceed the lesser of 5% of the Company's pre-tax income for the preceding fiscal year or $250,000.

Incentive Stock Option Plan

Under the Company's 1997 Stock Option Plan (the "Option Plan"), options to purchase a maximum of 2,500,000 shares of common stock of SteelCloud (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and certain other persons who provide services to the Company. As of the date hereof, 2,500,000 options to purchase common stock are outstanding pursuant to the Option Plan.

Employee Stock Purchase Plan

In August, 1998, the Board adopted an Employee Stock Purchase Plan (the "Purchase Plan") whereby employees may purchase Company stock through a payroll deduction plan. The purchase price of the stock is 85% of the market price. All employees, including officers but not directors, are eligible to participate in this plan. None of the Named Officers participated in this plan during fiscal 2001. Executive officers whose stock ownership of the Company exceeds five percent of the outstanding common stock are not eligible to participate.

Retirement Plans

The Company established a discretionary contribution plan effective May 1, 1999 (the "401(k) Plan") for its employees who have completed one month of service with the Company. The 401(k) Plan is administered by Merrill Lynch and permits pre-tax contributions by participants pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), up to the maximum allowable contributions as determined by the Code. The Company may match participants' contributions on a discretionary basis. In fiscal 2001, the Company contributed $.50 for each $1.00 contributed by the employee up to a maximum of 6% of the employee's annual compensation.

Compensation Committee Interlocks and Insider Participation

The Company's Board of Directors has a Compensation Committee comprised of Thomas Dunne, Edward Spear, Jay Kaplowitz and James Bruno. Mr. Dunne is the Chief Executive Officer and Chairman of the Board of the Company.

Board Audit Committee Report

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended October 31, 2001 with management and has received the written disclosures and the letter from Ernst & Young LLP, the Company's independent auditors, required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with Ernst & Young LLP the Company's audited financial statements for the fiscal year ended October 31, 2001, including among other things the quality of the Company's accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and the auditor's independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

Based on these discussions with Ernst & Young LLP and the results of the audit of the Company's financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001. The members of the Audit Committee are VADM Burkhalter, Jr., James Bruno and Richard Prins. Each of the above named Audit Committee members are independent directors as defined by the Nasdaq rules.

Board Compensation Committee Report on Executive Compensation

The Company's officer compensation policy is to offer a package that includes a competitive salary, an incentive bonus based upon achievement of the Company's financial objectives and of individual performance goals, and competitive benefits. The Company also encourages broad-based employee ownership of Company stock through an employee stock purchase plan in which key employees, who own less than 5% of the outstanding stock, are eligible to participate. The Company's compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals.

The Compensation Committee of the Board of Directors reviews and approves individual officer salaries, bonus plan financial performance goals and bonus plan allocations. The Committee also reviews guidelines for compensation, bonus, and stock option grants for all employees. Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by competitors in the computer and other relevant industries.

Mr. Dunne, pursuant to his employment agreement is eligible for a financial performance bonus of up to 5% of pre-tax income of the Company, not to exceed $250,000. On January 21, 2002, Thomas Dunne, Edward Spear, Kevin Murphy and Brian Hajost were granted 40,000, 30,000, 20,000 and 16,000 options, respectively, each exercisable into shares of the Company's common stock at a price of $1.20 per share. The options were issued to each individual as a bonus based on the Company's financial performance for the fiscal year ended October 31, 2001.

Stock Performance Graph

The following graph compares the cumulative total return on the Company's common stock since its initial public offering, in April 1997, with the Russell 3000 Index and the Nasdaq Computer and Data Index during the same period. The graph shows the value, at the end of each fiscal quarter, or $100 invested in the Company's common stock or the indices on April 28, 1997, the date of the Company's initial public offering, and assumes reinvestment of all dividends. The graph depicts the change in the value of the Company's common stock relative to the noted indices as of the end of each fiscal quarter and not for any interim period. Historical stock price performance is not necessarily indicative of future stock performance.

                                    [CHART]


                    SteelCloud, Inc. Stock Performance Chart

 Measurement Period            SteelCloud                                   Russell 3000            Nasdaq
                             Closing Price*      SCLD      R3000 CP            Index        NICP     Index
 -----------------------------------------------------------------------------------------------------------
  May-97............              8.50          100.00      470.600            100.00      594.750   100.00
  Aug-97............              6.88           80.88      504.740            107.24      687.550   115.60
  Nov-97............              8.25           97.06      533.080            113.26      664.950   111.80
  Feb-98............              8.31           97.80      583.580            123.99      761.300   128.00
  May-98............              8.06           94.86      601.060            127.71      742.880   124.91
  Aug-98............              3.50           41.88      514.670            109.35      713.800   120.02
  Oct-98............              2.88           33.82      590.080            125.37      857.760   144.22
  Jan-99............              4.19           49.29      686.630            145.89     1371.800   230.65
  Apr-99............              2.09           24.59      715.490            152.02     1293.830   217.54
  Jul-99............              2.75           32.35      712.370            151.36     1365.120   229.53
  Oct-99............              1.19           14.00      726.500            154.36     1613.720   271.33
  Jan-00............              2.63           30.88      761.730            161.84     2212.470   372.00
  Apr-00............              2.44           28.68      797.060            169.35     2253.900   378.97
  Jul-00............              1.75           20.59      781.090            165.96     2243.840   377.27
  Oct-00............              1.00           11.76      788.020            167.43     1986.810   334.06
  Jan-01............              1.19           14.00      749.980            159.35     1475.980   248.17
  Apr-01............              0.53            6.24      686.120            145.78     1061.150   178.42
  Jul-01............              0.70            8.24      665.490            141.40     1008.740   169.61
  Oct-01............              0.85           10.00      582.220            123.70      821.640   138.15

Amount invested.....            100.00
  IPO Price.........              8.50                       470.66                         594.75

*for May 97, price is IPO price; all other figures are closing price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the common stock by each beneficial owner of more than 5% of the outstanding shares thereof, by each director, each nominee to become a director and each executive named in the Summary Compensation Table and by all executive officers, directors and nominees to become directors of the Company. As of the date hereof the Company had 10,284,876 shares of its common stock outstanding. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

                                                                               Percentage of
                                                   Number of Shares of         Outstanding
             Name and Address of                      Common Stock             Common Stock
            Beneficial Owner (1)                   Beneficially Owned       Beneficially Owned
            --------------------                   ------------------       ------------------
Thomas P. Dunne..............................        2,449,375(2)                 23.6%
Claudia N. Dunne(8)..........................        2,449,375(3)                 23.6%
Edward Spear.................................          188,166(4)
                                                                                   1.8%
Kevin M. Murphy..............................           94,167(5)                    *
Brian Hajost.................................           31,000(6)                    *
James Bruno..................................           75,000(7)
                                                                                     *
VADM E.A. Burkhalter.........................           75,000(7)
                                                                                     *
Benjamin Krieger.............................           50,000(7)                    *
Jay M. Kaplowitz.............................               -0-                      *
Richard Prins................................               -0-                      *
All Executive Officers and Directors as a
  Group (8 persons)(2)-(7)...................        2,962,708                    27.4%

----------
     o    persons less than 1%

(1) The address of each of such individuals is c/o SteelCloud, Inc., 1306 Squire Court, Dulles Virginia 21066.

(2) Includes: (i) 240,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, (ii) 145,000 shares of common stock held in trust for Mr. and Mrs. Dunne's children, pursuant to which Mr. Dunne is the Trustee, and (iii) 434,334 shares of Common Stock held by Claudia Dunne, Mr. Dunne's wife, of which Mr. Dunne disclaims beneficial ownership. Does not include 150,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(3) Includes: (i) 1,916,375 shares of Common Stock and 240,000 shares of common stock underlying stock options granted pursuant to the 1997 Stock Option Plan held by Thomas Dunne, the Company's President and CEO, and Ms. Dunne's husband, of which Ms. Dunne disclaims beneficial ownership, and (ii) 145,000 shares of common stock held in trust for Mr. and Mrs. Dunne's children, pursuant to which Mr. Dunne is the Trustee. Does not include 150,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(4) Includes 154,166 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan. Does not include 90,834 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(5) Includes 79,167 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan. Does not include 15,833 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(6) Includes 16,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock option Plan. Does not include 250,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(7) Represents shares of the Company's Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan. Does not include 50,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan to each individual, which are not exercisable within the next sixty days from the date hereof.

(8)      Resigned from the Board of Directors on June 12, 2001.


Certain Transactions

There were no transactions required to be disclosed between the Company and its Officers and Directors for the fiscal year ended October 31, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership of the Company's common stock with the Securities and Exchange Commission and Nasdaq. Based solely on a review of the copies of such reports and written representations from the reporting persons that no other reports were required, the Company believes that during the fiscal year ended October 31, 2001, its executive officers, directors and greater than ten percent shareholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

                                PROPOSAL TO AMEND
                           THE 1997 STOCK OPTION PLAN
                                  (Proposal 2)

On January 6, 1997, the Board of Directors and the shareholders of the Company first adopted the SteelCloud, Inc. 1997 Stock Option Plan (the "Option Plan"). The Option Plan provides for granting of options to acquire common stock to officers and other employees of SteelCloud and its subsidiaries and to its non-employee directors and other persons who may perform significant services for or on behalf of the Company. In January 2002, the Board of Directors approved the further increase of the number of shares of common stock subject to issuance under the Option Plan from 2,500,000 to 2,650,000. This further increase is subject to stockholder approval.

The Board of Directors believes that it is in the best interests of the Company to continue the Option Plan and recommends that the shareholders approve the amendment to the 1997 Stock Option Plan to increase the cumulative aggregate number of shares of common stock subject to issuance thereunder from a maximum of 2,500,000 to 2,650,000.

Of the additional 150,000 options being voted upon for approval, an aggregate of 119,000 of such additional options of the Option Plan have been previously granted to certain of the Company's non-executive employees as listed below. The table below indicates the group of persons to whom the options were granted, the dollar value of the grant based on the closing bid price of the Company's common stock on February 26, 2002 of $2.47 and the number of options granted to the non-executive employee group. If the increase in the Option Plan is not approved at the annual meeting of shareholders, the persons listed in the table below will be entitled to receive non-qualified stock options.

                              Amended Plan Benefits
                             1997 Stock Option Plan


Name and Position                            Dollar Value($)   Number of Options
--------------------------------------------------------------------------------
Non-executive employee group                    $191,590            119,000



Shareholder Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the annual meeting will be required to approve the amendment of the 1997 Stock Option Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND
                          THE 1997 STOCK OPTION PLAN.

                            ADOPTION OF THE COMPANY'S
                             2002 STOCK OPTION PLAN
                                  (Proposal 3)

         The Company's 2002 Stock Option Plan (the "2002 Option Plan") was adopted by the Board of Directors in January 2002. The purpose of the 2002 Option Plan is to grant officers, directors, employees and others who provide significant services to the Company a favorable opportunity to acquire Common Stock so that they have an incentive to contribute to its success and remain in its employ. Under the 2002 Option Plan, the Company is authorized to issue options for a total of 750,000 shares of Common Stock.

Description of 2002 Stock Option Plan

All officers, directors and other employees of the Company and other persons who perform significant services for or on behalf of the Company are eligible to participate in the 2002 Option Plan. The Company currently has approximately 90 full-time employees.

The Company may grant under the 2002 Option Plan both incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify for incentive treatment under the Code ("Nonstatutory Options").

A copy of the 2002 Option Plan is attached hereto as Appendix A. The following summary of the 2002 Option Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2002 Option Plan.

Administration

The Plan shall be administered by the Board of Directors of the Company (the "Board"), if each member is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), or a committee (the "Committee") of two or more directors, each of whom is a disinterested person. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

Subject to the provisions of the 2002 Option Plan, the Committee has the authority to construe and interpret the 2002 Option Plan, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the 2002 Option Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the 2002 Option Plan, the Committee also selects from among the eligible persons those individuals who will receive options, whether an optionee will receive Incentive Stock Options or Nonstatutory Options, or both, and the amount, price, restrictions and all other terms and provisions of such options (which need not be identical).

Stock Subject to the 2002 Option Plan

         Subject to adjustment as described below, the stock to be offered under the 2002 Option Plan are shares of authorized but unissued Common Stock, including any shares repurchased under the terms of the 2002 Option Plan or any stock option agreement ("Stock Option Agreement") entered into pursuant to the 2002 Option Plan. The cumulative aggregate number of shares of Common Stock to be issued under the 2002 Option Plan will not exceed 750,000, subject to adjustment as described below.

Exercise Price

The exercise price of each Incentive Stock Option granted under the 2002 Option Plan will be determined by the Committee, but will be not less than 100% of the "Fair Market Value" (as defined in the 2002 Option Plan) of Common Stock on the date of grant (or 110% of Fair Market Value in the case of an employee who at the time owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The exercise price of each Nonstatutory Option will be determined by the Committee, but will not be less than 85% of the Fair Market Value of Common Stock on the date of grant. Whether an option granted under the 2002 Option Plan is intended to be an Incentive Stock Option or a Nonstatutory Stock Option will be determined by the Committee at the time the Committee acts to grant the option and set forth in the related Stock Option Agreement.

"Fair Market Value" for purposes of the 2002 Option Plan means: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if Common Stock is then listed on the Nasdaq Stock Market) or (2) the mean between the closing representative bid and asked price (in all other cases) for Common Stock on the day prior to such date as reported by Nasdaq or such successor quotation system; or (iii) if there is no listing or trading of Common Stock either on a national exchange or over-the-counter, that price determined in good faith by the Committee to be the fair value per share of Common Stock, based upon such evidence as it deems necessary or advisable. On February 26, 2002, the Fair Market Value was $2.47 per share based on the closing bid price of the Common Stock as reported on Nasdaq.

In the discretion of the Committee exercised at the time the option is exercised, the exercise price of any option granted under the 2002 Option Plan will be payable in full in cash, by check or by the optionee's interest-bearing promissory note (subject to any limitations of applicable state corporations law) delivered at the time of exercise. In the discretion of the Committee and upon receipt of all regulatory approvals, an optionee may be permitted to deliver as payment in whole or in part of the exercise price certificates for Common Stock of the Company (valued for this purpose at its Fair Market Value on the day of exercise) or other property deemed appropriate by the Committee. So-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board also will be permitted in the discretion of the Committee. The Committee also has discretion to permit consecutive book entry stock-for-stock exercises of options.

Irrespective of the manner of payment of the exercise price of an option, the delivery of shares pursuant to the exercise will be conditioned upon payment by the optionee to the Company of amounts sufficient to enable the Company to pay all applicable federal, state and local withholding taxes.

Exercise Period

The Committee shall provide, in the terms of each Stock Option Agreement, when the option subject to such agreement expires and becomes unexercisable, but in no event will an Incentive Stock Option granted under the Plan be exercisable after the expiration of ten years from the date it is granted. Without limiting the generality of the foregoing, the Committee may provide in the Stock Option Agreement that the option subject thereto expires 30 days following a Termination of Employment for any reason other than death or disability or six months following a Termination of Employment for disability or following an optionee's death; provided, however, that in no event shall any option granted under the Plan be exercised after the expiration date of such option set forth in the applicable Stock Option Agreement.

Exercise of Options

Each option granted under the 2002 Option Plan will become exercisable in a lump sum or in such installments, which need not be equal, as the Committee determines, provided, however, that each option will become exercisable as to at least 10% of the shares of Common Stock covered thereby on each anniversary of the date such option is granted. If in any given installment period the holder of an option does not purchase all of the shares which the holder is entitled to purchase in that installment period, the holder's right to purchase any shares not purchased in that period will continue until the expiration or sooner termination of such holder's option. The Committee may, at any time after grant of the option and from time to time, increase the number of shares purchasable in any installment, subject to the total number of shares subject to the option and the limitations set forth in the 2002 Option Plan as to the number of shares as to which Incentive Stock Options may first become exercisable in any year.

Transferability of Options

An option granted under the 2002 Option Plan will be nontransferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and will be exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. More particularly, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process.

Conditions to Issuance of Stock Certificates; Legends

In order to enforce any restrictions imposed upon Common Stock issued upon exercise of any option granted under the 2002 Option Plan or to which such Common Stock may be subject, the Committee may cause a legend or legends to be placed on any share certificates representing such Common Stock.

Adjustments Upon Changes in Capitalization; Merger and Consolidation

If the outstanding shares of Common Stock are changed into, or exchanged for cash or different number or kind of shares or securities of the Company or of another corporation through reorganization, merger, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination stock reclassification or similar transaction, an appropriate adjustment will be made by the Committee in the number and kind of shares as to which options may be granted. In the event of such change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee will also make a corresponding adjustment in the number or kind of shares, and the exercise price per share allocated to unexercised options or portions thereof, of options which have been granted prior to such change. Any such adjustment, however, will be made without change in the total price applicable to the unexercised options or portions thereof, of options which have been granted prior to such change. Any such adjustment, however, will be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of Common Stock, the Committee will make such an adjustment to the exercise prices of options then outstanding under the 2002 Option Plan as it determines is appropriate and equitable to reflect such diminution.

In connection with the dissolution or liquidation of the Company or a partial liquidation involving 50% or more of the assets of the Company, a reorganization of the Company in which another entity is the survivor, a merger or reorganization of the Company under which more than 50% of the Common Stock outstanding prior to the merger or reorganization is converted into cash or into another security, a sale of more than 50% of the Company's assets, or a similar event that the Committee determines would materially alter the structure of the Company or its ownership, the Committee, upon 30 days prior written notice to the option holders, may do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (iv) cancel options upon payment to the option holders in cash, with respect to each option to the extent then exercisable (including any options as to which the exercise has been accelerated as contemplated in clause (ii) above), of any amount that is the equivalent of the Fair Market Value of the Common Stock (at the effective time of the dissolution, liquidation, merger, reorganization, sale or other event) or the fair market value of the option.

No fractional shares of Common Stock will be issued on account of any of the foregoing adjustments.

Amendment and Termination

The Board or the Committee may at any time suspend, amend or terminate the 2002 Option Plan and may, with the consent of an optionee, make such modifications of the terms and conditions of such optionee's option as it deems advisable; provided, however, that without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may (A) materially increase the benefits accruing to participants under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan. The amendment, suspension or termination of the 2002 Option Plan will not, however, without the consent of the optionee to be affected, alter or impair any rights or obligations under any option.

No option may be granted during any period of suspension nor after termination of the 2002 Option Plan.

Privileges of Stock Ownership; Reports to Option Holders

A participant in the 2002 Option Plan will not be entitled to the privilege of stock ownership as to any shares of Common Stock unless and until they are actually issued to the participant.

The Company will furnish to each optionee under the 2002 Option Plan the Company's annual report and such other periodic reports, if any, as are disseminated by the Company in the ordinary course to its stockholders.

Termination

Unless earlier terminated by the Board or the Committee, the 2002 Option Plan will terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board. The termination of the 2002 Option Plan will not affect the validity of any Stock Option Agreement outstanding at the date of such termination.

Federal Income Tax Treatment

Under the Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the common stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.

Optionees who receive Nonstatutory Options will be subject to taxation upon exercise of such options on the spread between the Fair Market Value of the Common Stock on the date of exercise and the exercise price of such options. This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount. Nonstatutory Options do not give rise to a tax preference item subject to the alternative minimum tax.

Shareholder Vote Required

Approval of the Company's 2002 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                       COMPANY'S 2002 STOCK OPTION PLAN.

 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS
                                  (Proposal 4)

Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending October 31, 2002.

Audit Fees. The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Form 10-Q's for fiscal year 2001 was $165,935.

Financial Information Systems Design and Implementation Fees and All Other Fees. The aggregate fees billed by Ernst & Young for professional services rendered during fiscal year 2001 relating to the review of the Company's tax returns, audit of the Company's pension plans, consultations on accounting standards and other miscellaneous services was $56,508.

The Audit Committee has considered whether provision of the services described above under the caption "Financial Information Systems Design and Implementation Fees and All Other Fees" is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Ernst & Young's independence.

Ernst & Young LLP has audited the Company's financial statements since 1996.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to answer questions from shareholders.

Shareholder Vote Required

The affirmative vote of the holders of a majority of the Company's common stock represented and voting at the meeting will be required to ratify the Board of Director's selection of Ernst & Young LLP.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                  THE PROPOSAL TO RATIFY ERNST & YOUNG, LLP AS
                  THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE
                                  ENSUING YEAR.

                                  OTHER MATTERS

There is no reason to believe that any other business will be presented at the Annual Meeting; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/  Thomas P. Dunne
                                            Chairman and Chief Executive Officer
February 28, 2002
Dulles, Virginia

Appendix A






                                STEELCLOUD, INC.
                             2002 STOCK OPTION PLAN










                             As adopted ______, 2002

1.       PURPOSE OF PLAN; ADMINISTRATION

         1.1      Purpose.

         The SteelCloud, Inc. 2002 Stock Option Plan (hereinafter, the "Plan") is hereby established to grant to officers and other employees of SteelCloud, Inc. (the "Company") or of its parents or subsidiaries (as defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code")), if any (individually and collectively, the Company"), and to non-employee directors, consultants and advisors and other persons who may perform significant services for or on behalf of the Company, a favorable opportunity to acquire common stock, $.001 par value ("Common Stock"), of the Company and, thereby, to create an incentive for such persons to remain in the employ of or provide services to the Company and to contribute to its success.

         The Company may grant under the Plan both incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") and stock options that do not qualify for treatment as Incentive Stock Options ("Nonstatutory Options"). Unless expressly provided to the contrary herein, all references herein to "options," shall include both incentive Stock Options and Nonstatutory Options.

         1.2      Administration.

         The Plan shall be administered by the Board of Directors of the Company (the "Board"), if each member is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), or a committee (the "Committee") of two or more directors, each of whom is a Non-Employee Director. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board. Until such time that the Committee is properly appointed, the Board shall administer the Plan in accordance with the terms of this Section 1.2.

         A majority of the members of the Committee shall constitute a quorum for the purposes of the Plan. Provided a quorum is present, the Committee may take action by affirmative vote or consent of a majority of its members present at a meeting. Meetings may be held telephonically as long as all members are able to hear one another, and a member of the Committee shall be deemed to be present for this purpose if he or she is in simultaneous communication by telephone with the other members who are able to hear one another. In lieu of action at a meeting, the Committee may act by written consent of a majority of its members.

         Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan and all Stock Option Agreements (as defined in Section 3.4) entered into pursuant hereto and to define the terms used therein, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper; and, provided, further, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Subject to the express limitations of the Plan, the Committee shall designate the individuals from among the class of persons eligible to participate as provided in Section
1.3 who shall receive options, whether an optionee will receive Incentive Stock Options or Nonstatutory Options, or both, and the amount, price, restrictions and all other terms and provisions of such options (which need not be identical).

         Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

         1.3      Participation.

         Officers and other employees of the Company, non-employee directors, consultants and advisors and other persons who may perform significant services on behalf of the Company shall be eligible for selection to participate in the Plan upon approval by the Committee; provided, however, that only "employees" (within the meaning of Section 3401(c) of the Code) of the Company shall be eligible for the grant of Incentive Stock Options. An individual who has been granted an option may, if otherwise eligible, be granted additional options if the Committee shall so determine. No person is eligible to participate in the Plan by matter of right; only those eligible persons who are selected by the Committee in its discretion shall participate in the Plan.

         1.4      Stock Subject to the Plan.

         Subject to adjustment as provided in Section 3.5, the stock to be offered under the Plan shall be shares of authorized but unissued Common Stock, including any shares repurchased under the terms of the Plan or any Stock Option Agreement entered into pursuant hereto. The cumulative aggregate number of shares of Common Stock to be issued under the Plan shall not exceed 500,000, subject to adjustment as set forth in Section 3.5.

         If any option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. For purposes of this Section 1.4, where the exercise price of options is paid by means of the grantee's surrender of previously owned shares of Common Stock, only the net number of additional shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" for purposes of the Plan.

2.       STOCK OPTIONS

         2.1      Exercise Price; Payment.

         (a) The exercise price of each Incentive Stock Option granted under the Plan shall be determined by the Committee, but shall not be less than 100% of the "Fair Market Value" (as defined below) of Common Stock on the date of grant. If an Incentive Stock Option is granted to an employee who at the time such option is granted owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of capital stock of the Company, the option exercise price shall be at least 110% of the Fair Market Value of Common Stock on the date of grant. The exercise price of each Nonstatutory Option also shall be determined by the Committee, but shall not be less than 85% of the Fair Market Value of Common Stock on the date of grant. The status of each option granted under the Plan as either an Incentive Stock Option or a Nonstatutory Option shall be determined by the Committee at the time the Committee acts to grant the option, and shall be clearly identified as such in the Stock Option Agreement relating thereto.

         "Fair Market Value" for purposes of the Plan shall mean: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day immediately preceding the date of grant, or, if shares were not traded on the day preceding such date of grant, then on the next preceding trading day during which a sale occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if Common Stock is then listed on the Nasdaq Stock Market) or (2) the mean between the closing representative bid and asked price (in all other cases) for Common Stock on the day prior to the date of grant as reported by Nasdaq or such successor quotation system; or (iii) if there is no listing or trading of Common Stock either on a national exchange or over-the-counter, that price determined in good faith by the Committee to be the fair value per share of Common Stock, based upon such evidence as it deems necessary or advisable.

         (b) In the discretion of the Committee at the time the option is exercised, the exercise price of any option granted under the Plan shall be paid in full in cash, by check or by the optionee's interest-bearing promissory note (subject to any limitations of applicable state corporations law) delivered at the time of exercise; provided, however, that subject to the timing requirements of Section 2.7, in the discretion of the Committee and upon receipt of all regulatory approvals, the person exercising the option may deliver as payment in whole or in part of such exercise price certificates for Common Stock of the Company (duly endorsed or with duly executed stock powers attached), which shall be valued at its Fair Market Value on the day of exercise of the option, or other property deemed appropriate by the Committee; and, provided further, that, subject to Section 422 of the Code, so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board shall be permitted in the discretion of the Committee. Without limiting the Committee's discretion in this regard, consecutive book entry stock-for-stock exercises of options (or "pyramiding") also are permitted in the Committee's discretion.

         Irrespective of the form of payment, the delivery of shares issuable upon the exercise of an option shall be conditioned upon payment by the optionee to the Company of amounts sufficient to enable the Company to pay all federal, state, and local withholding taxes resulting, in the Company's judgment, from the exercise. In the discretion of the Committee, such payment to the Company may be effected through (i) the Company's withholding from the number of shares of Common Stock that would otherwise be delivered to the optionee by the Company on exercise of the option a number of shares of Common Stock equal in value (as determined by the Fair Market Value of Common Stock on the date of exercise) to the aggregate withholding taxes, (ii) payment by the optionee to the Company of the aggregate withholding taxes in cash, (iii) withholding by the Company from other amounts contemporaneously owed by the Company to the optionee, or (iv) any combination of these three methods, as determined by the Committee in its discretion.

         2.2      Option Period.

         (a) The Committee shall provide, in the terms of each Stock Option Agreement, when the option subject to such agreement expires and becomes unexercisable, but in no event will an Incentive Stock Option granted under the Plan be exercisable after the expiration of ten years from the date it is granted. Without limiting the generality of the foregoing, the Committee may provide in the Stock Option Agreement that the option subject thereto expires 30 days following a Termination of Employment (as defined in Section 3.2 hereof) for any reason other than death or disability, or six months following a Termination of Employment for disability or following an optionee's death.

         (b) Outside Date for Exercise. Notwithstanding any provision of this
Section 2.2, in no event shall any option granted under the Plan be exercised after the expiration date of such option set forth in the applicable Stock Option Agreement.

         2.3      Exercise of Options.

         Each option granted under the Plan shall become exercisable and the total number of shares subject thereto shall be purchasable, in a lump sum or in such installments, which need not be equal, as the Committee shall determine; provided, however, that each option shall become exercisable in full no later than ten years after such option is granted, and each option shall become exercisable as to at least 10% of the shares of Common Stock covered thereby on each anniversary of the date such option is granted; and provided, further, that if the holder of an option shall not in any given installment period purchase all of the shares which such holder is entitled to purchase in such installment period, such holder's right to purchase any shares not purchased in such installment period shall continue until the expiration or sooner termination of such holder's option. The Committee may, at any time after grant of the option and from time to time, increase the number of shares purchasable in any installment, subject to the total number of shares subject to the option and the limitations set forth in Section 2.5. At any time and from time to time prior to the time when any exercisable option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such option or portion thereof may be exercised in whole or in part; provided, however, that the Committee may, by the terms of the option, require any partial exercise to be with respect to a specified minimum number of shares. No option or installment thereof shall be exercisable except with respect to whole shares. Fractional share interests shall be disregarded, except that they may be accumulated as provided above and except that if such a fractional share interest constitutes the total shares of Common Stock remaining available for purchase under an option at the time of exercise, the optionee shall be entitled to receive on exercise a certified or bank cashier's check in an amount equal to the Fair Market Value of such fractional share of stock.

         2.4      Transferability of Options.

         Except as the Committee may determine as aforesaid, an option granted under the Plan shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code), and shall be exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. More particularly, but without limiting the generality of the immediately preceding sentence, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan and the applicable Stock Option Agreement, and any levy of any attachment or similar process upon an option, shall be null and void, and otherwise without effect, and the Committee may, in its sole discretion, upon the happening of any such event, terminate such option forthwith.

         2.5      Limitation on Exercise of Incentive Stock Options.

         To the extent that the aggregate Fair Market Value (determined on the date of grant as provided in Section 2.1 above) of the Common Stock with respect to which Incentive Stock Options granted hereunder (together with all other Incentive Stock Option plans of the Company) are exercisable for the first time by an optionee in any calendar year under the Plan exceeds $100,000, such options granted hereunder shall be treated as Nonstatutory Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

         2.6      Disqualifying Dispositions of Incentive Stock Options.

         If Common Stock acquired upon exercise of any Incentive Stock Option is disposed of in a disposition that, under Section 422 of the Code, disqualifies the option holder from the application of Section 421(a) of the Code, the holder of the Common Stock immediately before the disposition shall comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

         2.7      Certain Timing Requirements.

         At the discretion of the Committee, shares of Common Stock issuable to the optionee upon exercise of an option may be used to satisfy the option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the optionee to use shares of Common Stock issuable to the optionee upon exercise of the option to pay all or part of the option price or the withholding taxes made at least six months prior to the payment of such option price or withholding taxes.

         2.8      No Effect on Employment.

         Nothing in the Plan or in any Stock Option Agreement hereunder shall confer upon any optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporation and its Subsidiaries, which are hereby expressly reserved, to discharge any optionee at any time for any reason whatsoever, with or without cause.

         For purposes of the Plan, "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of the Plan, "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.       OTHER PROVISIONS

         3.1      Sick Leave and Leaves of Absence.

         Unless otherwise provided in the Stock Option Agreement, and to the extent permitted by Section 422 of the Code, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Company if the period of any such leave does not exceed a period approved by the Company, or, if longer, if the optionee's right to reemployment by the Company is guaranteed either contractually or by statute. A Stock Option Agreement may contain such additional or different provisions with respect to leave of absence as the Committee may approve, either at the time of grant of an option or at a later time.

         3.2      Termination of Employment.

         For purposes of the Plan "Termination of Employment," shall mean the time when the employee-employer relationship between the optionee and the Company, any Subsidiary or any Parent Corporation is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an optionee by the Company, any Subsidiary or any Parent Corporation, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company, a Subsidiary or any Parent Corporation with the former employee. Subject to Section 3.1, the Committee, in its absolute discretion, shall determine the affect of all matters and questions relating to Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that such leave of absence or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section.

         3.3      Issuance of Stock Certificates.

         Upon exercise of an option, the Company shall deliver to the person exercising such option a stock certificate evidencing the shares of Common Stock acquired upon exercise. Notwithstanding the foregoing, the Committee in its discretion may require the Company to retain possession of any certificate evidencing stock acquired upon exercise of an option which remains subject to repurchase under the provisions of the Stock Option Agreement or any other agreement signed by the optionee in order to facilitate such repurchase provisions.

         3.4      Terms and Conditions of Options.

         Each option granted under the Plan shall be evidenced by a written Stock Option Agreement ("Stock Option Agreement") between the option holder and the Company providing that the option is subject to the terms and conditions of the Plan and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case.

         3.5      Adjustments Upon Changes in Capitalization; Merger and
                  Consolidation.

         If the outstanding shares of Common Stock are changed into, or exchanged for cash or a different number or kind of shares or securities of the Company or of another corporation through reorganization, merger, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment shall be made by the Committee in the number and kind of shares as to which options may be granted. In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make a corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, shall be made without change in the total price applicable to the unexercised portion of the option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

         In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Common Stock, the Committee in its discretion shall make an appropriate and equitable adjustment to the exercise prices of options then outstanding under the Plan.

         Where an adjustment under this Section 3.5 of the type described above is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(b)(3) of the Code.

         In connection with the dissolution or liquidation of the Company or a partial liquidation involving 50% or more of the assets of the Company, a reorganization of the Company in which another entity is the survivor, a merger or reorganization of the Company under which more than 50% of the Common Stock outstanding prior to the merger or reorganization is converted into cash or into a security of another entity, a sale of more than 50% of the Company's assets, or a similar event that the Committee determines, in its discretion, would materially alter the structure of the Company or its ownership, the Committee, upon 30 days prior written notice to the option holders, may, in its discretion, do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices, or (iv) cancel options upon payment to the option holders in cash, with respect to each option to the extent then exercisable (including any options as to which the exercise has been accelerated as contemplated in clause (ii) above), of any amount that is the equivalent of the Fair Market Value of the Common Stock (at the effective time of the dissolution, liquidation, merger, reorganization, sale or other event) or the fair market value of the option. In the case of a change in corporate control, the Committee may, in considering the advisability or the terms and conditions of any acceleration of the exercisability of any option pursuant to this Section 3.5, take into account the penalties that may result directly or indirectly from such acceleration to either the Company or the option holder, or both, under Section 280G of the Code, and may decide to limit such acceleration to the extent necessary to avoid or mitigate such penalties or their effects.

         No fractional share of Common Stock shall be issued under the Plan on account of any adjustment under this Section 3.5.

         3.6      Rights of Participants and Beneficiaries.

         The Company shall pay all amounts payable hereunder only to the option holder or beneficiaries entitled thereto pursuant to the Plan. The Company shall not be liable for the debts, contracts or engagements of any optionee or his or her beneficiaries, and rights to cash payments under the Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

         3.7      Government Regulations.

         The Plan, and the grant and exercise of options and the issuance and delivery of shares of Common Stock under options granted hereunder, shall be subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and federal margin requirements and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         3.8      Amendment and Termination.

         The Board or the Committee may at any time suspend, amend or terminate the Plan and may, with the consent of the option holder, make such modifications of the terms and conditions of such option holder's option as it shall deem advisable, provided, however, that, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, (A) materially increase the benefits accruing to participants under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the option holder affected thereby, alter or impair any rights or obligations under any option theretofore granted under the Plan. No option way be granted during any period of suspension nor after termination of the Plan, and in no event may any option be granted under the Plan after the expiration of ten years from the date the Plan is adopted by the Board.

         3.9      Time of Grant And Exercise of Option.

         An option shall be deemed to be exercised when the Secretary of the Company receives written notice from an option holder of such exercise, payment of the exercise price determined pursuant to Section 2.1 of the Plan and set forth in the Stock Option Agreement, and all representations, indemnifications and documents reasonably requested by the Committee.


         3.10 Privileges of Stock Ownership; Non-Distributive Intent; Reports to Option Holders.

         A participant in the Plan shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to the optionee. Upon exercise of an option at a time when there is not in effect under the Securities Act of 1933, as amended, a Registration Statement relating to the Common Stock issuable upon exercise or payment therefor and available for delivery a Prospectus meeting the requirements of Section 10(a)(3) of said Act, the optionee shall represent and warrant in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof.

         The Company shall furnish to each optionee under the Plan the Company's annual report and such other periodic reports, if any, as are disseminated by the Company in the ordinary course to its stockholders.

         3.11     Legending Share Certificates.

         In order to enforce any restrictions imposed upon Common Stock issued upon exercise of an option granted under the Plan or to which such Common Stock may be subject, the Committee may cause a legend or legends to be placed on any share certificates representing such Common Stock, which legend or legends shall make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by applicable laws or regulations. If any restriction with respect to which a legend was placed on any certificate ceases to apply to Common Stock represented by such certificate, the owner of the Common Stock represented by such certificate may require the Company to cause the issuance of a new certificate not bearing the legend.

         Additionally, and not by way of limitation, the Committee may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the requirements of any stock exchange upon which Common Stock is then traded.

         3.12     Use of Proceeds.

         Proceeds realized pursuant to the exercise of options under the Plan shall constitute general funds of the Company.

         3.13 Changes in Capital Structure; No Impediment to Corporate Transactions.

         The existence of outstanding options under the Plan shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business, or any other corporate act, whether similar to the events described above or otherwise.

         3.14     Effective Date of the Plan.

         The Plan shall be effective as of the date of its approval by the stockholders of the Company within twelve months after the date of the Board's initial adoption of the Plan. Options may be granted but not exercised prior to stockholder approval of the Plan. If any options are so granted and stockholder approval shall not have been obtained within twelve months of the date of adoption of this Plan by the Board of Directors, such options shall terminate retroactively as of the date they were granted.

         3.15     Termination.

         The Plan shall terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board or earlier as provided in Section 3.8. Unless otherwise provided herein, the termination of the Plan shall not affect the validity of any option agreement outstanding at the date of such termination.

         3.16     No Effect on Other Plans.

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Subsidiary or any Parent Corporation. Nothing in the Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company, any Subsidiary or any Parent Corporation or (ii) to grant or assume options or other rights otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

                                      * * *

                                SteelCloud, Inc.
                  Annual Meeting of Shareholders--May 15, 2002
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Edward Spear, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of SteelCloud, Inc., to be held at the Company's principal executive offices located at 1306 Squire Court, Dulles, Virginia, on May 15, 2002 at 10:00 a.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated February 28, 2002 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of SteelCloud, Inc.'s Board of Directors.

1. To elect two Class I directors to serve until the 2004 Annual Meeting of Shareholders.

         -        Jay M. Kaplowitz     -       Richard Prins

            |_| FOR ALL NOMINEES     |_| WITHHELD FOR ALL NOMINEES

         INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

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2.       To ratify the amendment to SteelCloud, Inc.'s 1997 Stock Option Plan increasing the number of common shares available for issuance from 2,500,000 to 2,650,000

               |_| FOR        |_| AGAINST         |_| ABSTAIN


3.       To ratify SteelCloud, Inc.'s 2002 Stock Option Plan.

               |_| FOR        |_| AGAINST         |_| ABSTAIN


4. To ratify the appointment of Ernst & Young, LLP as the Company's independent accountants for the ensuing year.

               |_| FOR        |_| AGAINST         |_| ABSTAIN


5. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.


                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                     Date:                      , 2002
                                          ---------------------



                                         (Print name of Shareholder)


                                         (Print name of Shareholder)



                                         Signature



                                         Signature

                                    Number of Shares


                                    Note:    Please sign exactly as name appears
                                             in the Company's records. Joint
                                             owners should each sign. When
                                             signing as attorney, executor or
                                             trustee, please give title as such.

      PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.